UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2004

CERBCO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-16749	54-1448835
(Commission File Number)	(IRS Employer Identification No.)

1419 Forest Drive, Suite 205 Annapolis, Maryland	21403-1473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:

(443) 482-3374 (tel)

(410) 263-2960 (fax)

3421 Pennsy Drive, Landover, MD 20785-1608

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 18, 2004, the Registrant issued a press release announcing the declaration of cash dividends on June 15, 2004 of ten cents ($.10) per share on its Common Stock and ten cents ($.10) per share on its Class B Common Stock, in each case payable on or about July 15, 2004 to the stockholders of record at the close of business on June 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERBCO, Inc.
(Registrant)

Date: June 18, 2004	By:	/s/ Robert W. Erikson
Robert W. Erikson
President

EXHIBIT INDEX

Exhibit	Description
99.1	Registrant’s Press Release dated June 18, 2004